Exhibit 99.1

IGC Announces Rebranding, Changes Name to IGC Pharma, Inc.

POTOMAC, Md., March 20, 2023 – India Globalization Capital, Inc. (NYSE American: IGC) (“IGC” or the “Company”) today announces it will begin operating under the new name IGC Pharma, Inc., (dba IGC) effective March 30, 2023, as part of a rebranding strategy that better reflects IGC Pharma’s strategic focus and vision for the future.

Our common stock will continue to be quoted on the NYSE American under the same symbol IGC. Trading of our common stock under our new name will commence on March 31, 2023. Our CUSIP and EIN numbers will remain the same.

The name change to IGC Pharma, Inc. acknowledges the Company’s identity as a developer of drug assets for treating diseases, including, but not limited to, Alzheimer’s disease. IGC believes it has the first natural, cannabis-based, patent-protected compound that relies on low doses of THC, a psychoactive cannabinoid, and another compound as pharmaceutically active agents (APIs) for the treatment of Alzheimer’s disease. IGC is currently in a Phase 2 trial with its THC-based investigational medication, IGC-AD1, for the treatment of agitation in Alzheimer’s. IGC-AD1 is the only natural, THC-based investigational drug candidate currently undergoing FDA trials on Alzheimer’s (registered on https://clinicaltrials.gov/). The APIs in IGC Pharma’s leading drug asset, IGC-AD1, have shown in preclinical studies on Alzheimer’s cell lines the potential to be effective in ameliorating a key protein responsible for Aβ plaques, a key hallmark of Alzheimer’s. IGC also markets a wellness brand, Holief™, that targets women experiencing premenstrual syndrome, menstrual cramps and sleep disorders.

“Our business has gone through a transformation over the past several years, and changing our name to IGC Pharma, Inc. (dba IGC) represents a major milestone by now clearly aligning our name with our strategic focus as a leading developer and provider of THC-based drug assets,” Ram Mukunda, chief executive officer of IGC, commented. “We’re encouraged by the performance of our investigational drug candidate, IGC-AD1, in FDA trials, on agitation in Alzheimer’s, and our consumer products continue to gain traction in the market. Given our progress, we felt it made sense to rebrand and rename our Company to more accurately reflect our business focus our research and development progress in the Phase II clinical trial on Alzheimer’s, and our strategic vision.”

About IGC Pharma, Inc.

IGC Pharma (dba IGC) develops advanced cannabinoid-based formulations for treating diseases and conditions, including, but not limited to, Alzheimer’s disease, period cramps (“dysmenorrhea”), premenstrual syndrome (“PMS”) and chronic pain. IGC has two investigational drug assets targeting Alzheimer’s disease, IGC-AD1 and TGR-63, which have demonstrated in Alzheimer’s cell lines the potential to be effective in suppressing or ameliorating key hallmarks of Alzheimer’s disease, such as plaques or tangles. IGC-AD1 is a low-dose tetrahydrocannabinol (“THC”) based formulation that is currently in a 146-person Phase 2 safety and efficacy clinical trial for agitation in dementia due to Alzheimer’s (clinicaltrials.gov, NCT05543681). IGC also markets a wellness brand, Holief™, that targets women experiencing premenstrual syndrome and menstrual cramps. IGC is headquartered in Maryland, USA, and has historically operated an infrastructure segment based in India.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are based largely on IGC’s expectations and are subject to several risks and uncertainties, certain of which are beyond IGC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, the Company’s failure or inability to commercialize one or more of the Company’s products or technologies, including the products or formulations described in this release, or failure to obtain regulatory approval for the products or formulations, where required; general economic conditions that are less favorable than expected, including as a result of the ongoing COVID-19 pandemic; the FDA’s general position regarding cannabis- and hemp-based products; and other factors, many of which are discussed in IGC’s U.S. Securities and Exchange Commission (“SEC”) filings. IGC incorporates by reference the human trial disclosures and Risk Factors identified in its Annual Report on Form 10-K, filed with the SEC on June 23, 2022, as if fully incorporated and restated herein. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will occur.

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(203) 972-9200

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